                                                                    EXHIBIT 10.9



               SECOND REVISED AND RESTATED MANAGEMENT AGREEMENT
               ------------------------------------------------

     This Second Revised and Restated Management Agreement ("Agreement") is
                                                             ---------
entered into as of the 29th day of November, 1999, by and between The Newstar Group, a California corporation d/b/a The Wilstar Group ("Wilstar") and Cherokee
                                                          -------
Inc., a Delaware corporation (the "Company").
                                   -------

     WHEREAS, the Board of Directors of the Company believes it to be in the Company's best interest to continue to engage the management services of Wilstar, which will provide the services of Robert Margolis ("Margolis"),
                                                              --------
pursuant to the terms of this Agreement and Wilstar desires to accept such engagement;

     WHEREAS, on May 4, 1995, the Company and Wilstar entered into a Revised and Restated Management Agreement (as amended April 26, 1996 and July 21, 1997, the "Prior Agreement") regarding the subject matter hereof and now wish to replace
 ---------------
the Prior Agreement, in its entirety, with this Agreement which shall be effective upon the date hereinabove written (except for Sections 3.2 and 3.3, which shall only be effective upon receipt of approval of the stockholders of the Company);

     WHEREAS, subject to the terms and conditions set forth herein, the Company and Wilstar wish to set forth their understanding regarding the mutual rights, obligations and responsibilities of Wilstar and the Company in connection with Wilstar's management of the Company; and

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Wilstar agree as follows:

     Section 1.  Term.
                 ----
     1.1    Initial Term. Except as provided in Sections 1.2 and 9 below, the
            ------------
term of this Agreement shall commence as of the date hereof and shall terminate on February 2, 2002.

     1.2    Extended Term. If the Company's consolidated "pre-tax earnings"
            -------------
computed in accordance with generally accepted accounting principles (the "Pre-
                                                                           ----
Tax Earnings"), as set forth in the Company's audited financial statements for
------------
any of the Company's fiscal years during the term hereof, commencing with the fiscal year ended January 29, 2000: (i) are no less than 80% of the Pre-Tax Earnings contained in the budget submitted to and approved by the Compensation Committee of the Board of Directors of the Company for such fiscal year, and
(ii) are also no less than the Pre-Tax Earnings for the immediately preceding fiscal year, then the termination date of this Agreement will automatically be extended an additional year (each an "Additional Year"). For the purposes hereof
                                      ---------------
"Term" shall refer to the Initial Term and any Additional Years. For the purposes hereof, the Company's Pre-Tax Earnings shall not be reduced by any portion of the Note (as defined below) that is forgiven and cancelled.

     Section 2.  Management Services.
                 -------------------

     2.1    General Responsibilities.  Subject to the supervision of the Board
            ------------------------
of Directors of the Company, Wilstar shall provide the services of Margolis as the Company's Chairman of the Board and Chief Executive Officer ("CEO"). Wilstar
                                                                  ---
represents and warrants that it shall be able to deliver Margolis' services as contemplated hereby and that it shall be able to have Margolis agree to be bound by the terms of this Agreement.

     2.2    Management Titles.  During the Term of this Agreement, the Board of
            -----------------
Directors of the Company shall appoint Robert Margolis Chairman of the Board and CEO with all the powers and authorities as are customarily vested in the chairman of the board and the chief executive officer of a company.

     Section 3.  Management Compensation.  As compensation for its services
                 -----------------------
rendered under this Agreement, the Company shall compensate Wilstar as follows:

     3.1    Base Compensation.  As its base compensation for services rendered
            -----------------
hereunder for the fiscal year of Company ending on January 29, 2000 ("Fiscal
                                                                      ------
2000") and for each subsequent fiscal year of Company during the Term hereof,
----
Wilstar shall receive five hundred eighty-seven thousand four hundred fifty dollars ($587,450) per annum from the Company (the "Base Compensation").
                                                    -----------------
Wilstar shall be paid its Base Compensation in monthly installments, in arrears, on the last business day of the month. Wilstar acknowledges that as of the date of this Agreement Wilstar has received four hundred eighty-nine thousand five hundred forty-one dollars ($489,541) in Base Compensation for services rendered during Fiscal 2000 and is therefore entitled to receive ninety-seven thousand nine hundred eight dollars ($97,908) in Base Compensation during the remainder of Fiscal 2000. Base Compensation will be subject to increase (and not decrease) for each fiscal year of the Company during the Term hereof (the "New
                                                                           ---
Year") after Fiscal 2000, as hereinafter provided.  If the "Index" (as defined
----
below) for the month of January immediately preceding the beginning of the applicable New Year is higher than the Index for the preceding month of January twelve months earlier, the Base Compensation for such New Year will be increased by a percentage equal to the percentage increase in the Index for such two consecutive months of January. The term "Index" means the Consumer Price Index for All Urban Consumers, Los Angeles-Riverside-Orange County, CA, All Items (1982-84 = 100) compiled by the United States Department of Labor, Bureau of Labor Statistics.

     3.2    2000 Performance Bonus. Wilstar shall be entitled to the performance
            ----------------------
bonus and other compensation as described in, and subject to the terms of,
Section 3.2(a).

            (a) In the event the Company's Pre-Tax Earnings (which shall not be reduced by any portion of the Note (as defined below) that is forgiven and cancelled) during the Company's fiscal quarter beginning October 31, 1999 and ending January 29, 2000 (the "Fourth Quarter"), as set forth in the Company's audited financial statements for Fiscal 2000, are no less than one million six hundred seventy-four thousand seven hundred ten dollars ($1,674,710):

                   (i)    Wilstar shall receive a performance bonus (the "2000
                                                                          ----
Performance Bonus") equal to (x) ten percent (10%) of the Earnings Before
-----------------
Interest, Taxes, Depreciation and

Amortization of the Company ("EBITDA") during Fiscal 2000 in excess of a
                              ------
threshold amount of two million five hundred thousand dollars ($2,500,000) up to ten million dollars ($10,000,000), plus (y) fifteen percent (15%) of EBITDA of
                                   ----
the Company during Fiscal 2000 in excess of ten million dollars ($10,000,000);
and

                   (ii) the Company shall forgive and forever cancel an aggregate of one million eight hundred ninety thousand six hundred twenty-four dollars ($1,890,624) of the principal amount of the Promissory Note, dated December 23, 1997 made by Robert Margolis in favor of the Company (the "Note").
                                                                        ----

     3.3    Annual Performance Bonus. For services rendered in each fiscal year
            ------------------------
of Company (during the Term of this Agreement) beginning on or after January 30, 2000, Wilstar shall be entitled to an annual performance bonus as described in, and subject to the terms of, Section 3.3(a).

            (a) For each fiscal year beginning on or after January 30, 2000, if EBITDA of the Company for such fiscal year is no less than five million dollars ($5,000,000), then Wilstar shall receive a performance bonus (the "Annual Performance Bonus") equal to (x) ten percent (10%) of EBITDA of the
 ------------------------
Company for such fiscal year in excess of a threshold amount of two million five hundred thousand dollars ($2,500,000) up to ten million dollars ($10,000,000), plus (y) fifteen percent (15%) of EBITDA of the Company for such fiscal year in excess of ten million dollars ($10,000,000).

     3.4    Payment of Performance Bonuses.   (a) All performance bonuses
            ------------------------------
payable to Wilstar pursuant to Sections 3.2(a)(i) and 3.3(a) of this Agreement (collectively, "Performance Bonuses") and any portion of the Note to be forgiven
                -------------------
and cancelled pursuant to Section 3.2(a)(ii) of this Agreement shall be paid in full or forgiven and cancelled, as applicable, no later than five (5) business days after the issuance of the financial statements for the applicable fiscal year or if no audited financial statements are issued, no later than ninety (90) calendar days after the end of such fiscal year. Anything set forth herein to the contrary notwithstanding, no Performance Bonuses will be paid to Wilstar hereunder and no portion of the Note will be forgiven and cancelled unless and until the Compensation Committee of the Board of Directors of Company has certified in writing that the terms of this Agreement have been satisfied and such Performance Bonuses and other compensation have been earned and are payable in accordance with this Agreement.

            (b) For purposes of this Agreement, EBITDA shall be determined in accordance with U.S. generally accepted accounting principles and shall be reduced by all accrued compensation expenses attributable to any compensation paid or payable to Wilstar hereunder, including but not limited to the Performance Bonuses and Base Compensation, but shall not be reduced by any portion of the Note that is forgiven and cancelled.

            (c) The following formulas are to be used to calculate any Performance Bonus provided for in this Section 3.

Performance Bonus = IPB + APB (as each term is defined immediately below)

IPB = .1(EBITDA) - 250,000 - .1(Base Compensation)
      --------------------------------------------
                           1.10

APB = .15(EBITDA) - 750,000 - .15(Base Compensation) - 1.15(IPB)
      ----------------------------------------------------------
                           1.15

     3.5    Stockholder Approval. Sections 3.2 and 3.3 are contingent upon the
            --------------------
approval of the stockholders of the Company. Accordingly, the obligation of the Company to pay the 2000 Performance Bonus pursuant to Section 3.2(a)(i), any Annual Performance Bonus pursuant to Section 3.3(a) or forgive and cancel any portion of the Note pursuant to Section 3.2(a)(ii) is subject to and conditioned upon approval of such Sections by the stockholders of the Company. In the event the stockholders of the Company fail to approve such Sections, such Sections shall be null and void. The Company hereby agrees to use its commercially reasonable best efforts to obtain the approval of Sections 3.2 and 3.3 by the Company's stockholders. The Company may, at its sole option, seek such approval by either the written consent of the Company's stockholders or by a vote of the Company's stockholders at a special meeting of stockholders called for such purpose. The Company will, no later than December 31, 1999, prepare and file a Proxy Statement or Consent Solicitation Statement with the Securities and Exchange Commission (the "SEC") with respect to Sections 3.2 and 3.3. As
                          ---
promptly as practicable after the Proxy Statement or Consent Solicitation Statement has been filed with the SEC (and if the SEC has not notified the Company of any comments or requests regarding the Proxy Statement or Consent Solicitation Statement) the Company shall mail the Proxy Statement or Consent Solicitation Statement to the stockholders of the Company. In addition, the parties hereto agree that Sections 3.2 and 3.3, or their successors, shall be resubmitted for stockholder approval within five (5) years after their initial approval and each subsequent approval, as the case may be, and at any time they are materially amended, as may be required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
                                       ----

     Section 4.  Board of Directors of the Company.
                 ---------------------------------

     4.1    Composition of the Board. If there are five (5) directors, the
            ------------------------
Company shall use its commercially reasonable best efforts to ensure (i) that one (1) director is nominated by Wilstar (the "Wilstar Director") (the initial
                                               ----------------
Wilstar Director shall be Margolis); (ii) that one (1) director (the "Investor
                                                                      --------
Director") is nominated by the members of the group, other than Margolis, that
--------
filed Schedule 13-Ds, dated April 24, 1995, with respect to the purchase of Common Stock of the Company (collectively, the "Outside Investors"); and (iii)
                                                -----------------
that three (3) directors are nominated by the non-Wilstar non-Investor Directors (the "Other Directors"). If there are seven (7) directors, the Company shall use
      ---------------
its commercially reasonable best efforts to ensure that a second Investor Director is nominated by Outside Investors and four (4) directors are nominated by the Other Directors. If there are nine (9) directors, the Company shall use its commercially reasonable best efforts to ensure that, in addition to the Wilstar Director and the Investor Directors described above, one (1) director is nominated by Wilstar and the Outside Investors together (the "Wilstar/Investor Director") and five (5) directors are nominated by the Other Directors. If the Board of Directors is further expanded, the Company shall use its commercially reasonable best efforts to ensure that Wilstar is able to maintain its proportionate representation. During the term of this Agreement, the Company shall use its commercially reasonable best efforts to ensure that the Board shall have such committees as it deems appropriate, but in any event shall have audit and compensation committees, each of which shall be comprised of three (3) members, one (1) of whom shall be an Investor Director and two (2) of whom shall be selected by the entire Board of Directors from all of the remaining Directors (other than the Wilstar Director) provided, however, that at all times that the
                                  --------  -------
Company is subject to Section 162(m) of the Code or Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), the Compensation Committee shall
                                       ---
consist solely of two or more members of the Board who constitute "outside directors" within the meaning of Section 162(m) of the Code and as "non-employee" directors within the meaning of Rule 16b-3 under the Act, respectively. During the term hereof, if (x) the size of the Board of Directors is increased or decreased without Wilstar's maintaining (or increasing) its proportionate representation as described above; (y) the Wilstar Director, the Investor Director(s) and/or the Wilstar/Investor Director is/are not elected to the Board or are not put on the slate of Directors recommended to the Company's stockholders or any such Director is removed from the Board without Wilstar's prior approval; or (z) Robert Margolis is not elected Chairman of the Board (without Wilstar's consent), then Wilstar may elect to treat such events as a breach of this Agreement subject to the terms of Sections 9 and 10 below.

     4.2    Board of Directors' Oversight.  Wilstar agrees that the Board of
            -----------------------------
Directors shall have approval rights of the Company's (i) budget, (ii) business plan, (iii) capital expenditures (in excess of twenty-five thousand dollars ($25,000) per quarter), (iv) purchases of any businesses or material assets (outside of the ordinary course of business), (v) sales of any of the Company's businesses, divisions or material assets (other than inventory and outside of the ordinary course of business), and (vi) hires of any employees with base salaries (including any contractually promised bonuses) in excess of one hundred thousand dollars ($100,000) per annum. Margolis shall present to the Board of Directors revised business plans within fifteen (15) calendar days after any requests from the Board of Directors.

     Section 5.  Other Activities of Wilstar and Margolis; Conflict of Interest.
                 --------------------------------------------------------------
During the Term of this Agreement, Margolis agrees to devote substantially all of his business time to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder to the extent necessary to discharge such responsibilities, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities;
(ii) periods of vacation and sick leave to which he is entitled; and (iii) the management of personal investments and affairs. During the Term of this Agreement (i) Margolis will not accept any other employment, and (ii) Margolis, Wilstar or any entity controlled by or affiliated with Margolis or Wilstar (each a "Controlled Entity") will not own (directly, indirectly, of record,
   -----------------
beneficially or otherwise) or control the voting power of, greater than 5% of the capital stock or other securities of any corporation or any other business entity that is or may be competitive with the Company or its subsidiaries (each of (i) and (ii), a "Prohibited Activity"), unless all material facts regarding
                    -------------------
such Prohibited Activity have been presented to the Board of Directors and the disinterested members of the Board of Directors, by duly adopted written resolution, authorize Margolis or Wilstar or the Controlled Entity to engage in such Prohibited Activity. During the Term of this Agreement, Margolis, Wilstar or any Controlled Entity shall not engage or in any manner participate in any outside business activity that relates to the marketing, licensing, sale or distribution of apparel (a "Corporate Opportunity") unless all material facts regarding such Corporate
 ---------------------
Opportunity have been presented to the Board of Directors and the disinterested members of the Board of Directors, by duly adopted written resolution, elect not to pursue such Corporate Opportunity.

     Section 6.  Reimbursement of Expenses. Margolis shall be reimbursed for any
                 -------------------------
and all reasonable business and administrative expenses incurred on the Company's behalf (including travel, airfare, hotel and other expenses for out-of-town travel) within thirty (30) calendar days after the Company's receipt of appropriate documentation detailing such expenses; provided, however,
                                                              --------  -------
that such expenses may be reviewed for their reasonableness and propriety (the "Expense Review") by the Company's Chief Operating Officer (or, if the Company
 --------------
has no Chief Operating Officer, its Chief Financial Officer) and/or by the disinterested members of the Board of Directors. The results of any Expense Review shall be final and binding on Margolis and Wilstar.

     Section 7.  Insurance.  The Company shall and hereby covenants to, at its
                 ---------
own expense during the term hereof: (i) maintain directors and officers liability insurance policies covering Margolis, with coverage and amounts as determined by the Board of Directors of the Company; and (ii) provide or reimburse Margolis for health and disability insurance in amounts comparable to those afforded to other officers and executives of similar companies or similarly situated officers of the Company, if applicable.

     Section 8.  Indemnification.  To the extent permitted by governing law the
                 ---------------
Company shall indemnify and hold Margolis and Wilstar and its directors, officers, employees, agents, attorneys, representatives, and controlling persons (collectively, the "Indemnified Parties") harmless from and against all claims
                    -------------------
or actions of, or demands, suits or proceedings by any third party, and damages, losses and expenses (including reasonable attorneys' fees) in connection therewith, arising out of this Agreement and the performance by Wilstar of its responsibilities hereunder; provided, however, such indemnity shall not apply to
                            --------  -------
any such claim, action, demand, suit, proceeding, damage, loss or expense of any Indemnified Party to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. An Indemnified Party shall give prompt written notice if any claim, charge, action or proceeding ("Indemnity Claim") shall be asserted or commenced
                               ---------------
which, if successful, could give rise to a claim for indemnification hereunder. Upon notice of any such Indemnity Claim the Company shall, at its own expense, resist and dispose of such claim in such manner as it deems appropriate. The Company shall not, except with the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which requires the payment of money by or imposes any obligations upon the Indemnified Party or which does not include as an unconditional term, the release of the Indemnified Party (and its officers, directors, employees and agents) by the claimant or plaintiff from any liability in respect to such claim or the defense thereof. The foregoing indemnification obligation shall be in addition to any other liability which the Company may have to the Indemnified Parties under the Certificate of Incorporation of the Company or its By-Laws. No Indemnified Party shall settle any claim, demand, action, suit or proceeding without the consent of the Company, which consent shall not be unreasonably withheld.

     Section 9.  Events of Termination.  This Agreement shall be subject to
                 ---------------------
termination prior to the term set forth in Section 1 upon the occurrence of any of the following:

     9.1    Breach of the Agreement. Wilstar may terminate this Agreement in the
            -----------------------
event the Company materially breaches any of the terms and conditions hereof or fails to perform its material obligations hereunder. For the purposes hereof, notwithstanding the terms of this Agreement, unless initiated by Wilstar and/or Margolis, the occurrence, without the express written consent of Wilstar, Margolis or his designee, of any of the following shall be deemed to be a material breach of this Agreement:

            (a) The assignment to Margolis of any duties materially inconsistent with, or the diminution of Margolis' positions, titles, offices, duties and responsibilities with the Company, as in effect from time to time hereunder or any removal of Margolis from, or any failure to re-elect Margolis to, any titles, offices or positions held by Margolis hereunder, including the failure of the Board of Directors to elect Margolis or Wilstar's designee as Chairman of the Board during the term of this Agreement or the failure to elect, or the removal of, any Wilstar and/or Outside Investor nominee as Director from the slate of directors recommended to the Company's stockholders by the Board of Directors;

            (b) Except as in accordance with the terms hereof, a reduction by the Company in the Base Compensation or any other compensation provided for herein;

            (c) A change or relocation of Margolis' offices at the Company that materially and adversely affects Margolis' working environment; or

            (d) Any other substantial, material and adverse changes in Margolis' working conditions at the Company imposed by the Company.

Upon the occurrence of any of the aforementioned items (a) through (d) above, Wilstar may upon ten (10) business days prior written notice, during which the Company may cure its breaches, terminate this Agreement unless it determines in good faith that such cure would be impossible, in which case termination shall be effective upon such notice.

     9.2    Without Cause. The Board of Directors of the Company may terminate
            -------------
this Agreement at any time without cause.

     9.3    For Cause.  The Board of Directors may terminate this Agreement at
            ---------
any time "for cause." For the purposes hereof, "for cause" shall be limited to the willful misfeasance or gross negligence on the part of Wilstar or Margolis in connection with the performance of their duties pursuant to this Agreement which willful misfeasance and/or gross negligence shall directly cause material harm to the assets, business or operations of the Company; provided, however,
                                                           --------  -------
prior to the termination of Wilstar as a result of the willful misfeasance or gross negligence of Wilstar or Margolis, the Board of Directors shall notify Wilstar and Margolis in writing of such acts of willful misfeasance or gross negligence and allow Wilstar and/or

Margolis a period of not less than twenty (20) business days to cure such acts; provided further, that if the disinterested members of the Board of Directors
----------------
determine in good faith that the Company has already suffered material and irreparable harm or will suffer such material or irreparable harm in the event Wilstar is allowed such cure period, such termination will be effective immediately upon notice.

     9.4    Death or Disability.  This Agreement shall terminate immediately
            -------------------
upon Margolis' death. In addition, upon the failure of Wilstar, during the Term, to render services to the Company for a substantially continuous period of six
(6) months, because of Margolis' physical or mental disability during such period, the Company, acting through its Board of Directors or a committee of its Board of Directors including at least one Investor Director to which such authority has been delegated, may terminate Wilstar's employment with the Company. If there should be any dispute between the parties as to Margolis' physical or mental disability at any time, such question shall be settled by the opinion of an impartial reputable physician agreed upon for the purpose by the parties or their representatives, or failing agreement within ten (10) business days of a written request therefor by either party to the other, then one designated by the then president of the Los Angeles Medical Society. The certificate of such physician as to the matter in dispute shall be final and binding on the parties.

     Section 10.  Compensation to Wilstar in the Event of Early Termination of
                  ------------------------------------------------------------
the Agreement. In the event this Agreement is terminated pursuant to Section 9,
-------------
Wilstar shall be entitled to the following compensation and payments:

     10.1   Minimum Payments. In the event of a termination pursuant to Sections
            ----------------
9.1, 9.2, 9.3 or 9.4, the Company shall (i) pay Wilstar Base Compensation pursuant to Section 3.1 through the date of termination, (ii) reimburse Margolis for all expenses pursuant to Section 6 to the date of termination and (iii) provide ongoing indemnification for Margolis and Wilstar pursuant to Section 8. Wilstar shall be entitled to any unpaid Performance Bonuses earned pursuant to Sections 3.2 or 3.3 during the fiscal year which this Agreement is terminated. Such unpaid Performance Bonuses will be paid pursuant to (and at the time specified in) Section 3.4 and calculated pursuant to Section 3 using the results of the whole fiscal year during which the Agreement is terminated, but will be pro rated for the number of full months occurring in such fiscal year prior to the date of termination. Margolis shall also be entitled to comparable ongoing insurance coverage pursuant to Section 7 as may be available to other terminated officers, employees or directors of the Company.

     10.2   Breach by the Company or at the Company's Will. In addition to the
            ----------------------------------------------
payments and other compensation pursuant to Section 10.1, in the event of a termination pursuant to Sections 9.1 or 9.2, the Company shall pay Wilstar a lump sum in cash within sixty (60) calendar days after the date of termination in an amount equal to three times the sum of (x) the Base Compensation at the rate in effect at the time of the termination and (y) the "Previous Performance Bonus." For purposes of this Agreement the "Previous Performance Bonus" shall
                                            --------------------------
mean an amount equal to the Performance Bonus(es) received by Wilstar (under Sections 3.2(a)(i) and 3.3(a) of this Agreement and, if necessary, Section 3.2 of the Prior Agreement) in the last full fiscal year of the Company ending prior to the date of termination of this Agreement.

     10.3   Payment Reductions. Payments by Company to Wilstar and Margolis will
            ------------------
be subject to reduction under certain circumstances as hereinafter provided in this Section 10.3:

            (a)    For purposes of this Section 10.3, "280G Change in Control"
                                                       ----------------------
shall mean a change in the ownership of a corporation, a change in the effective control of a corporation or a change in the ownership of a substantial portion of a corporation's assets, within the meaning of such terms under Section 280G of the Code and the proposed, or if adopted, final, regulations thereunder; a "Payment" shall mean any benefit, payment or distribution (or the acceleration
 -------
of the vesting of any benefit, payment or distribution) in the nature of compensation to or for Wilstar's or Margolis' benefit, whether paid or payable pursuant to this Agreement or otherwise, that is contingent on a 280G Change in Control; "Agreement Payment" shall mean a Payment paid or payable pursuant to
          -----------------
this Agreement (determined without regard to this subparagraph (a)); "Present
                                                                      -------
Value" shall mean such value determined in accordance with Section 280G(d)(4) of
-----
the Code; and "Reduced Amount" shall mean the amount expressed as a Present
               --------------
Value of Payments which maximizes the aggregate Present Value of all Payments without causing such Payments to be nondeductible by Company because of Section 280G of the Code.

            (b) Anything contained in this Agreement to the contrary notwithstanding, in the event the independent public accountants or auditors serving the Company prior to the 280G Change in Control (the "Accounting Firm")
                                                              ---------------
shall determine that payment of all of the Payments would result in the nondeductibility of some or all of the Payments under Section 280G of the Code, the Accounting Firm also shall determine the amount of Payments that would meet the definition of a "Reduced Amount." The Agreement Payments will then be reduced to the extent necessary to assure that the Payments will not exceed the Reduced Amount.

            (c) If the Accounting Firm determines that aggregate Agreement Payments or Payments, as the case may be, should be reduced to the Reduced Amount, Company shall promptly give Wilstar and Margolis notice to that effect and a copy of the detailed calculation thereof, and Wilstar or Margolis may then elect, in their sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount), and Wilstar or Margolis shall advise Company in writing of Wilstar's or Margolis' election within ten (10) calendar days of their receipt of notice. If no such election is made by Wilstar or Margolis within such ten-day period, Company may elect which of the Agreement Payments or Payments, as the case may be, shall be eliminated or reduced (as long as after such election the present value of the aggregate Agreement Payments or Payments, as the case may be, equals the Reduced Amount) and shall notify Wilstar and Margolis promptly of such election. All determinations made by the Accounting Firm under this Section 10.3 shall be binding upon Company, Wilstar and Margolis and shall be made within sixty (60) calendar days after a termination of this Agreement or an acquisition of Company. As promptly as practicable following such determination, Company shall pay to or distribute for Wilstar's or Margolis' benefit such Payments as are then due to them under this Agreement and shall promptly pay to or distribute for Wilstar's or Margolis' benefit in the future such Payments as become due to Wilstar or Margolis under this Agreement.

            (d) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by Company to or for Wilstar's or Margolis' benefit pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not
                 -----------
been paid or distributed by Company to or for Wilstar's or Margolis' benefit pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced
  ------------
Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against Company, Wilstar or Margolis which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by Company to or for Wilstar's or Margolis' benefit shall be treated for all purposes as a loan ab initio to Wilstar or Margolis which Wilstar or Margolis,
                   -- ------
as applicable, shall repay to Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code within thirty (30) calendar days following such determination. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by Company to or for Wilstar's or Margolis' benefit together with interest at the applicable federal rate provided for under Section 7872(f)(2) of the Code.

            (e) Company will bear the fees and expenses of the Accounting Firm in making the determinations required by this Section 10.3.

            (f) The Accounting Firm shall furnish Wilstar and Margolis with its opinion that the filing by Wilstar and Margolis of its or his federal income tax return in accordance with the Accounting Firm's determination in accordance with this Section 10.3 will not result in the imposition of a negligence or similar penalty on Wilstar or Margolis; provided, however, that if the opinion
                                        --------  -------
of the Accounting Firm cannot be obtained using reasonable efforts and at a reasonable cost, the Company shall provide Wilstar or Margolis such other written advice of the Accounting Firm as shall be reasonably obtainable.

     Section 11.  No Actions.  Except as specifically contemplated hereby,
                  ----------
during the term of this Agreement, the Company and its Board of Directors shall not enter into or authorize any contracts, or take any other actions which would be inconsistent or interfere with, modify or supersede the management responsibilities delegated to Wilstar under this Agreement or otherwise impair or interfere with Wilstar's ability to manage the operations of the Company in accordance with the terms hereof.

     Section 12.  Miscellaneous Terms.
                  -------------------

     12.1  Jurisdiction.  Each of the Company and Wilstar acknowledges and
           ------------
agrees that the sole forum for commencing or pursuing any proceeding with respect to disputes arising under or in connection with this Agreement, any provisions hereunder, or any other document or instrument entered into or given or made pursuant to this Agreement is, and each party irrevocably submits itself to the personal jurisdiction of, the Superior Court for the County of Los Angeles. All parties hereto consent and agree that such courts shall have sole original jurisdiction over any matter arising under or in connection with this Agreement. This consent to jurisdiction shall be self-operative and no further instrument or action, other than service of process as provided in this Agreement and as permitted by law, shall be necessary to confer jurisdiction upon the parties hereto in such courts.

     12.2   Service and Venue. Each of the Company and Wilstar expressly
            -----------------
covenants and agrees that service of process may be made, and personal jurisdiction over said party obtained, by serving a copy of the Summons and Complaint upon said party in accordance with the applicable laws and rules of the pertinent court having jurisdiction over the case pursuant to Section 12.1.

     12.3  Notices.  All notices, requests, demands and other communications
           -------
called for or contemplated hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (iii) on the seventh business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (iv) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (ii) or (iii) above, when transmitted and receipt is confirmed by telephone. All notices, requests, demands and other communications shall be addressed to the parties at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:  Cherokee Inc.
                         6835 Valjean Avenue
                         Van Nuys, CA 91406
                         Attention:  Chief Financial Officer
                         Fax:  (818) 908-9191

     If to Wilstar:      The Wilstar Group
                         6835 Valjean Avenue
                         Van Nuys, CA 91406
                         Attention:  Robert Margolis
                         Fax:  (818) 908-9191

     12.4   Modification; Waiver.  No modification or waiver of any provision of
            --------------------
this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the parties hereto. There shall be no waiver of any of the provisions of this Agreement unless in writing signed by the party against which the waiver is sought to be enforced.

     12.5   Governing Law. This Agreement shall be governed by and construed and
            -------------
enforced in accordance with the laws of the State of California applicable to agreements to be entered into and wholly performed within said state without reference to the conflicts of law provisions thereof.

     12.6   Construction of Agreement. The language in all parts of this
            -------------------------
Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Headings at the beginning of Sections, Subsections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement for any other purpose. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa.

     12.7   Relationship of Parties, Other Activities. The relationship of
            -----------------------------------------
Wilstar to the Company is one of an independent contractor and is purely contractual and no officer or employee of Wilstar shall be deemed an employee of the Company for any purpose whatsoever.

     12.8   Further Assurances. After the effective date of this Agreement, each
            ------------------
party agrees to execute any and all such further agreements, instruments or documents, and to take any and all such further action as may be necessary or desirable to carry out the provisions hereof and to effectuate the purposes of this Agreement.

     12.9   Attorneys' Fees. In the event any action in law or equity or other
            ---------------
proceeding is brought for the enforcement of this Agreement or in connection with an interpretation of the provisions of this Agreement, the Court shall award reasonable attorneys' fees and other costs reasonably incurred in such action or proceeding to the parties based on its judgment of the relative merits of their respective claims.

     12.10  Severability.  Should any one or more of the provisions of this
            ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     12.11  Integration; Parties in Interest. This Agreement contains the entire
            --------------------------------
agreement of the parties with respect to the subject matter thereof and supersedes all prior agreements between the parties, whether written or oral. No party shall be liable or bound to any other party in any manner except as specifically set forth in this Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. No party hereto shall have the right to assign this Agreement without the prior written consent of the other party hereto; provided, however,
                                                             --------  -------
that so long as Margolis continues to serve the Company pursuant to this Agreement, Wilstar may assign this Agreement to Margolis or another entity that is a successor to, or affiliated with, Wilstar.

     12.12  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. A facsimile copy of a signed execution page shall constitute due execution of this Agreement and shall binding upon the executing party.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the first date hereinabove written.

                                 CHEROKEE, INC.


                                 By: /s/ Carol Gratzke
                                     -----------------
                                     Carol Gratzke
                                     Chief Financial Officer and Secretary

                                 NEWSTAR GROUP


                                 By: /s/ Robert Margolis
                                     -------------------
                                     Robert Margolis
                                     Chief Executive Officer

                                      S-1